Exhibit 23.7

SLR Consulting

Baldhu House, Wheal Jane Earth Science Park, Baldhu, Truro, Cornwall, TR3 6EH,

United Kingdom

Telephone: +44 3300 886631 www.slrconsulting.com

James Turner

SLR Consulting Ltd.

Baldhu House, Wheal Jane Earth Science Parke,

Baldhu, Truro, Cornwall

United Kingdom TR3 6EH

CONSENT OF QUALIFIED PERSON

SLR Consulting Ltd. (“SLR Consulting”) in connection with the Technical Report Summary for Blue Gold Limited (the “Issuer”), does hereby consent to:

●	the use of the Technical Summary Report entitled “S-K 1300 TECHNICAL REPORT SUMMARY – BOGOSO PRESTEA (GHANA) PROPERTY” with an effective date of April 01, 2024 and dated August 15, 2024, (the “Technical Report Summary”) by the Issuer and filed as an exhibit to the Issuer’s Registration Statement on Form F-1 (as amended or supplemented, the “Form F-1”);

●	the use and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form F-1, and the Technical Report Summary; and

●	any extracts from or a summary of the Technical Summary Report in the Form F-1 and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form F-1.

Dated this 25 day of September 2025.

/s/ James Turner
James Turner, ACSM, MCSM, BSc (Hons), MSc, CEng, MIMMM
Technical Director – Mineral Resources
SLR Consulting Ltd.

ENERGY AND CLIMATE CHANGE
SLR Consulting is the trading name of SLR Consulting Ltd,.	ENVIRONMENT AND SUSTAINABILITY
Registered in England No. 03880506.	INFRASTRUCTURE AND UTILITIES

Registered office: Third Floor Summit House, 12 Red Lion Square, London, England, WC1R 4QH

Main UK Offices: Birmingham, Bristol, Bury St Edmunds,
Bradford on Avon, Cardiff, Carlisle, Edinburgh, Exeter,
Glasgow, Leeds, London, Manchester, Newcastle upon
Tyne, Stoke-on-Trent and Truro.	LAND AND PROPERTY MINING AND MINERAL PROCESSING MINERAL ESTATES WASTE RESOURCE MANAGEMENT